Sheet1

PROPOSAL 1, 2, & 3 HAVE PASSED
PROPOSAL # 4 INVESTMENT RESTRICTIONS HAS BEEN ADJOURNED TO 10/18/01

				Proxy Results - CMA MONEY FUND
				Initial Meeting Date: August 24, 2001 POSTPONE
				1st Meeting Date: September 20, 2001

				Record Date: June 1, 2001
				As of: September 20, 2001

					Units Voted

				Votes Needed
		Shares Needed	Outstanding	'50% + 1		Shares Withheld		Total Units
	Fund	To Pass	Shares	of Shares Voted	For	From Voting		Voted

1)	DIRECTORS:
	Ronald W. Forbes	-14,342,471,679	29,257,893,988	14,628,946,995	28,971,418,674	249,186,221		29,220,604,895
	Terry K. Glenn	-14,349,632,607	29,257,893,988	14,628,946,995	28,978,579,602	242,025,293		29,220,604,895
	Cynthia A. Montgomery	-14,338,672,632	29,257,893,988	14,628,946,995	28,967,619,627	252,985,268		29,220,604,895
	Charles C. Reilly	-14,332,736,923	29,257,893,988	14,628,946,995	28,961,683,918	258,920,977		29,220,604,895
	Kevin A. Ryan	-14,343,312,053	29,257,893,988	14,628,946,995	28,972,259,048	248,345,847		29,220,604,895
	Roscoe S. Suddarth	-14,339,146,034	29,257,893,988	14,628,946,995	28,968,093,029	252,511,866		29,220,604,895
	Richard R. West	-14,347,078,800	29,257,893,988	14,628,946,995	28,976,025,795	244,579,100		29,220,604,895
	Edward D. Zinbarg	-14,343,958,410	29,257,893,988	14,628,946,995	28,972,905,405	247,699,490		29,220,604,895

				Votes Needed
		Shares Needed	Outstanding	TWO-THIRDS				Total Units
		To Pass	Shares	of Outstanding Shares	For	Against	Abstain	Voted

2)	Reorganize into a "Master/Feeder"	-8,699,057,131	29,257,893,988	19,505,262,659	28,204,319,790	618,807,405	397,477,701	29,220,604,896
	structure

				Votes Needed
		Shares Needed	Outstanding	50% + 1 of				Total Units
		To Pass	Shares	Outstanding Shares	For	Against	Abstain	Voted

3)	To divide the Fund's shares into Additional	-13,489,624,960	29,257,893,988	14,628,946,995	28,118,571,955	723,578,209	378,454,732	29,220,604,896
	classes

	Voting Requirements:
	The Quorum consists one-third of the shares outstanding, present in person or by proxy.
	Proposals 1 & 3 requires the affirmative vote of the majority of the shares represented at the Meeting
	Proposal 2 requires the affirmative vote of two-thirds of the shares entitled to vote

Last Updated on 11/28/2001
By MLMAG